POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and the Chief Accounting Officer of United Investors Life Insurance Company, a Nebraska corporation, ("Company") by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint John D. Johns, Max Berueffy, or Steven G. Walker, and each or any of them, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign the Registration Statement on Form N-4 (File No. 33-12000) to be filed by the Company with respect to the Advantage II variable annuity products, including any pre-effective and post-effective amendments thereto, with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent or any of them which they may lawfully do in the premises or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand and seal this 30th day of April, 2012.

   /s/ John D. Johns                                              _/s/ Carolyn Johnson      ____________
John D. Johns                                              Carolyn Johnson

  /s/ Richard J. Bielen                                           _/s/ Steven G. Walker ______________
Richard J. Bielen                                                Steven G. Walker

WITNESS TO ALL SIGNATURES:

_/s/ Max Berueffy  ____________________
Max Berueffy